Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of August 25, 2026, is made by and between NextTrip, Inc., a Nevada corporation (the “Company”), and Monaco Investment Partners II, LP (the “Holder”).

WHEREAS, pursuant to that certain Line of Credit Agreement dated as May 6, 2025, as amended (the “Credit Agreement”) by and between the Holder and the Company, the Holder has advanced to the Company an aggregate principal amount of $3,000,000 (the “Credit Limit”);

WHEREAS, the Company has authorized a new series of convertible preferred stock designated as Series B Preferred Stock, $0.001 par value, the terms of which are set forth in the Certificate of Designation (the “Certificate of Designation”) in the form attached hereto as Exhibit A (the “Preferred Stock”), which Preferred Stock shall be convertible (the “Conversion Shares”) into the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Certificate of Designation;

WHEREAS, the Holder and the Company desire and hereby agree, to increase the Credit Limit by $500,000 (the “Credit Increase” and the aggregate value together with the Credit Limit, the “Advances”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and, to the extent applicable, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company effective on the closing of the Company’s sale of its Common Stock the Advances (including all accrued interest thereon through the date of exchange) solely for Preferred Stock.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

1. Credit Increase. Holder and Company agree to increase the Line of Credit, as defined in Section 1.1 of the Credit Agreement, to the principal aggregate amount of up to Three Million Five Hundred Thousand Dollars ($3,500,000).

2. Terms of the Exchange. Effective on the filing of the Certificate of Designation, Holder will exchange the Advances, and will relinquish any and all other rights Holder may have arising under or related to the Advances, in exchange for such number of shares of Preferred Stock equal in Stated Value of the Preferred Stock to 100% of the principal amount of the Advances, plus the amount of accrued interest through the date of the exchange divided by $1,000.00 (the “Exchange Shares”).

3. Further Assurances

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4. Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

a. Authorization; Enforcement. The Holder has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

c. Information Regarding Holder. Holder is an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Holder has the authority and is duly and legally qualified to purchase and own the Exchange Shares. Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

d. Legend. The Holder understands that Exchange Shares have been issued (or will be issued in the case of the Conversion Shares ) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Exchange Shares and, when issued, the Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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e. Restricted Securities. The Holder understands that: (i) the Exchange Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, in a form reasonably acceptable to the Company, to the effect that such Exchange Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) the Holder provides the Company with reasonable assurance that such Exchange Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”) or (D) registered as provided in Section 6; and (ii) any sale of the Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Exchange Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder.

5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

a. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and the Company’s shareholders, if required, and no further action is required by the Company or the Board of Directors of the Company in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the State of Nevada, and has the requisite power and authorization to own its properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents. There is no Person (as defined below) in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

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c. No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or other organizational documents of the Company, any capital stock of the Company or Bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of principal market in which the Company’s securities are listed (the “Principal Market”) applicable to the Company by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

d. No Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement.

e. Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchange Shares is exempt from registration under the Securities Act. The Company covenants and represents to the Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by the Exchange Documents.

f. Issuance of Exchange Shares. The issuance of the Exchange Shares is duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance or conversion in accordance with the Certificate of Designation, the Exchange Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

6. Miscellaneous.

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to the choice of law principles thereof.

c. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d. Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

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e. Full Force and Effect of Credit Agreement. Other than as expressly modified pursuant to this Agreement, all provisions of the Credit Agreement (as previously amended, restated or otherwise modified pursuant to the terms thereof) remain unmodified and in full force and effect.

f. Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:	NextTrip, Inc.
Attention: Chief Executive Officer
1560 Sawgrass Corporate Parkway, Suite 400
Sunrise FL 33323

If to Holder, to the address set forth on the signature page of the Holder.

g. Expenses. Except as otherwise provided for herein, the parties hereto shall pay their own costs and expenses in connection herewith.

h. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

i. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

NEXTTRIP, INC.

By:	/s/ William Kerby

Name:	William Kerby

Title:	Chief Executive Officer

MONACO INVESTMENT PARNERS II, LP

By:	/s/ Donald P. Monaco

Name:	Donald P. Monaco

Title:	Managing General Partner

Address for Notices:

Address for delivery of Exchange Shares:

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EXHIBIT A

CERTIFICATE OF DESIGNATION FOR SERIES B PREFERRED

CERTIFICATE OF DESIGNATION OF

PREFERENCES, RIGHTS AND LIMITATIONS OF

SERIES B CONVERTIBLE PREFERRED STOCK

of

NEXTTRIP, INC.

Pursuant to Section 78.1955 of the Nevada Revised Statutes

THE UNDERSIGNED DOES HEREBY CERTIFY, on behalf of NextTrip, Inc., a Nevada corporation (the “Corporation”), that the following resolution was duly adopted by a majority of the disinterested members of the Board of Directors of the Corporation (the “Board of Directors”), in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes (the “NRS”), via unanimous written consent on August 25, 2026,which resolution provides for the creation of a series of the Corporation’s Preferred Stock, par value $0.001 per share, which is designated as “Series B Convertible Preferred Stock,” with the preferences, rights and limitations set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Corporation.

WHEREAS: the Amended and Restated Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), provides for a class of its authorized stock known as Preferred Stock, consisting of 10,000,000 shares, $0.001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series.

RESOLVED: that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, (i) a series of Preferred Stock of the Corporation be, and hereby is authorized by the Board of Directors, (ii) the Board of Directors hereby authorizes the issuance of shares of “Series B Convertible Preferred Stock” pursuant to the terms of the Exchange Agreement, dated as of August 25, 2026, between the Corporation and Monaco Investment Partners II LP (the “Exchange Agreement”) and (iii) the Board of Directors hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares of Preferred Stock, in addition to any provisions set forth in the Articles of Incorporation that are applicable to the Preferred Stock of all classes and series, as follows:

TERMS OF SERIES B CONVERTIBLE PREFERRED STOCK

1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York, are authorized or obligated by Law to be closed.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof.

“Dividend Rate” means twelve percent (12.0%) per annum, cumulative and compounding, calculated on the Stated Value on a 360-day year of twelve 30-day months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fixed Conversion Price” means $3.88 per share, as adjusted pursuant to Section 6(f).

“Holder” means a holder of shares of Series B Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Quarterly Payment Date” means January 2,2027 and the first day of each subsequent calendar quarter thereafter.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Original Issue Date with respect to the Series B Preferred Stock.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, OTC Markets or the New York Stock Exchange (or any successors to any of the foregoing).

2. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the Corporation’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 4,500. Each share of Series B Preferred Stock shall have a par value of $0.001 per share.

3. Dividends. From and after the first date of issuance of any Series B Preferred Stock (the “Original Issue Date”), each Holder shall be entitled to receive and the Company shall pay on each Quarterly Payment Date dividends (“Dividends”), which Dividends shall be computed on the basis of a 360-day year and the actual number of days elapsed and shall accrue at the Dividend Rate for each share of Series B Preferred Stock. Dividends shall be payable, at the Corporation’s option, in cash or in additional shares of Series B Preferred Stock issued at the Stated Value, as elected by the Corporation.

4. Voting Rights.

(a) Except as otherwise provided herein or as otherwise required by the NRS, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Articles of Incorporation or Amended and Restated Bylaws of the Corporation, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Articles of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue any future series of Preferred Stock ranking on parity with or senior to the Series B Preferred Stock, (iii) issue further shares of Series B Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series B Preferred Stock or (iv) enter into any agreement with respect to any of the foregoing.

(b) Any vote required or permitted under Section 4(a) may be taken at a meeting of the Holders or through the execution of an action by written consent in lieu of such meeting, provided that the consent is executed by Holders representing a majority of the outstanding shares of Series B Preferred Stock.

5. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of shares of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of Common Stock and any other class or series of capital stock of the Corporation ranking junior to the Series B Preferred Stock (collectively, the “Junior Stock”), an amount per share equal to the Stated Value plus all accrued and unpaid Dividends thereon. If, upon any such liquidation, dissolution or winding up, the assets and funds available for distribution among the Holders of the Series B Preferred Stock shall be insufficient to permit the payment to such Holders of the full preferential amount aforesaid, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series B Preferred Stock in proportion to the amount that each such Holder is entitled to receive. After the payment of the full amount of the liquidation preference to which they are entitled, the Holders of Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or entity, or the sale or transfer of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

6. Conversion. The Holders of Series B Preferred Stock shall have the following conversion rights:

(a) Optional Conversion. At any time after the Original Issue Date, each Holder of Series B Preferred Stock shall have the right, at such Holder’s option, to convert any or all of the shares of Series B Preferred Stock held by such Holder into fully paid and nonassessable shares of Common Stock, subject to the Beneficial Ownership Limitation set forth in Section 6(d). The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock shall be equal to the quotient obtained by dividing (i) the Stated Value of such share of Series B Preferred Stock plus all accrued and unpaid Dividends thereon (the “Conversion Amount”) by (ii) the Conversion Price (as defined below) in effect on the date of conversion. Such conversion shall be effected by the surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted, duly endorsed or assigned in blank to the Corporation or in such other form as the Corporation may reasonably require, at the principal office of the Corporation or the office of the transfer agent, accompanied by written notice of conversion in the form attached as Annex A hereto (the “Notice of Conversion”) specifying the number of shares of Series B Preferred Stock to be converted and the name or names in which such Holder wishes the certificate or certificates for Common Stock to be issued. The date of delivery of any such Notice of Conversion by a Holder to the Corporation shall be referred to as a “Conversion Notice Date”.

(b) Conversion Price. Subject to adjustment as provided herein, the conversion price (the “Conversion Price”) in respect of any share of Series B Preferred Stock, in effect on any conversion date shall be equal to the Fixed Conversion Price.

(c) Mechanics of Conversion.

(i) Delivery of Conversion Shares Upon Conversion. Not later than five (5) Trading Days after each Conversion Notice Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Series B Preferred Stock. The Corporation shall deliver the Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar function.

(d) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, a Holder shall not have the right to convert any portion of the Series B Preferred Stock pursuant to Section 6(a), to the extent that, after giving effect to such attempted conversion set forth on an applicable Notice of Conversion with respect to the Series B Preferred Stock, such Holder (or any of such Holder’s affiliates or any other Person who would be a beneficial owner of Common Stock beneficially owned by the Holder for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series B Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to and would exceed a limitation on conversion or exercise similar to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, and the terms “beneficial ownership” and “beneficially own” have the meanings ascribed to such terms therein. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within two (2) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series B Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion, to the extent permitted by this Section 6(d). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Corporation, (i) which will not be effective until the sixty-first (61st) day after such written notice is delivered to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a higher percentage, provided that the Beneficial Ownership Limitation shall not exceed 19.99% unless and until the Corporation has obtained the requisite shareholder approval for such higher percentage, and (ii) which will be effective immediately after such notice is delivered to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a lower percentage (but in no event less than 4.99%). Upon such a change by a Holder of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not exceed 19.99% absent such shareholder approval, and may not be further amended by such Holder without first providing the minimum notice required by this Section 6(d). The provisions of this Section 6(d) shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the shares of Common Stock underlying the securities in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

(e) Conversion Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Stock Dividends and Splits. If the Corporation, at any time while the Series B Preferred Stock is outstanding, (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of or payment of Dividends on the Series B Preferred Stock), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this clause (i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii) Calculations. All calculations under this Section 6(e) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6(e), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(iii) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 6(e), the Corporation at its expense will promptly compute such adjustment in accordance with the terms of this Certificate of Designation and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and the number of shares of Common Stock and other securities or property issuable upon conversion of each share of Series B Preferred Stock, at least ten (10) days prior to the record date or effective date, as the case may be, of the transaction or event giving rise to such adjustment and following the record date or effective date of such transaction or event. Upon the occurrence of any such record date or effective date, the Corporation shall deliver a copy of such certificate to each Holder of Series B Preferred Stock at such Holder’s last address as shown on the books of the Corporation.

(f) Intentionally Omitted.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price on the Conversion Notice Date.

(h) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(i) Issuance of Certificates. As soon as practicable after the surrender of the certificate or certificates for Series B Preferred Stock and the delivery of the written notice of conversion as aforesaid, the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder or Holders thereof a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a check or wire transfer in payment of any fractional shares as provided in Section 6(g) hereof.

(j) No Reissuance of Series B Preferred Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to this Section 6 or redeemed pursuant to Section 7 hereof, the shares so converted or redeemed shall be canceled and shall not be issuable by the Corporation.

(k) Transfer taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

7. Redemption.

(a) Optional Redemption by the Corporation. The Corporation may, at any time and at its sole option, in its sole discretion, request to redeem all or any portion of the outstanding shares of Series B Preferred Stock at a price per share equal to the Stated Value plus all accrued and unpaid Dividends thereon (the “Redemption Price”), by delivering a written notice (the “Redemption Notice”) to each Holder of Series B Preferred Stock at least 10 Trading Days prior to the date fixed for redemption (the “Optional Redemption Date”).The Redemption Notice shall state (i) the Optional Redemption Date, (ii) the number of shares of Series B Preferred Stock to be redeemed, (iii) the Redemption Price, and (iv) the place where the certificate or certificates for Series B Preferred Stock are to be surrendered for payment of the Redemption Price. During the period from the date of delivery of the Redemption Notice until the Optional Redemption Date, each Holder of Series B Preferred Stock shall have the right to convert such Holder’s shares of Series B Preferred Stock into Common Stock in accordance with Section 6.

(b) Surrender of Certificates; Payment of Redemption Price. On or before the applicable Optional Redemption Date, each Holder of shares of Series B Preferred Stock to be redeemed on such Optional Redemption Date, unless such Holder has exercised his, her or its right to convert such shares as provided in Section 6, shall, if a Holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series B Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series B Preferred Stock shall promptly be issued to such Holder.

(c) Status of Redeemed Shares. Any shares of Series B Preferred Stock that are redeemed by the Corporation pursuant to this Section 7 shall be canceled and shall not be reissued by the Corporation.

8. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Redemption Notice or notice of adjustment) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address specified in the books and records of the Corporation as of the date of such transmission prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address specified in the books and records of the Corporation as of the date of such transmission on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address for such notices or communications shall be as set forth in the books and records of the Corporation.

9. Miscellaneous.

(a) Lost or Mutilated Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificates representing Series B Preferred Stock, and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the certificate(s), if mutilated, the Corporation shall execute and deliver new certificate(s) of like tenor and date.

(b) Waiver. Any waiver by the Corporation or a Holder of Series B Preferred Stock of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or a Holder of Series B Preferred Stock to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder of Series B Preferred Stock) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder of Series B Preferred Stock must be in writing.

(c) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(f) Status of Converted or Redeemed Series B Preferred Stock. If any shares of Series B Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

***

IN WITNESS WHEREOF, NextTrip, Inc. has caused this Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock to be duly executed by its Chief Executive Officer on August 26, 2026.

NEXTTRIP, INC.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK)

Reference is made to the Certificate of Designation of the Articles of Incorporation of NextTrip, Inc., a Nevada corporation (the “Corporation”) establishing the terms, preferences and rights of the Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred Stock”) of the Corporation (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock indicated below into shares of common stock, $0.001 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:	____________________________________________________

Aggregate number of shares of Series B Preferred Stock to be converted:	_______________________________________

Aggregate Stated Value of such shares of Series B Preferred Stock to be converted:	_______________________________________

Aggregate accrued and unpaid Dividends with respect to such shares of Series B Preferred Stock to be converted:	_______________________________________

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:	_______________________________________

Please confirm the following information:

Conversion Price:	____________________________________________________

Number of shares of Common Stock to be issued:	______________________________________

Please issue the Common Stock into which the applicable shares of Series B Preferred Stock are being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

Broker No.: ________________

Account No.: _______________

[HOLDER]

By:
Name:
Title: